UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-207383

PERKINS OIL & GAS INC.
(Exact name of Registrant as specified in its charter)

Nevada	45-5361669 (IRS Employer Identification No.)
(State of incorporation)

POB 21 Bonita, California 91908
Address of Principle Executive Office

(201) 730-6454
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported): February 3rd, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On February 3rd, 2017, Betty Myers, the Company's President and CEO, executed a stock purchase agreement with Regale Consultants Ltd., which acquired 4,750,000 shares of common stock, representing 70% ownership of the Company. Regale Consultants Ltd. paid $220,000 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 3nd, 2017, Ms. Betty Myers resigned from her official positions as Director, CEO, CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Sonny Arandia as Director & CEO.

Mr. Arandia, 46, brings extensive financial management experience, and was most recently Operations Manager at Forum Energy Inc. He has previously worked as a Financial Analyst at Emerson Electric Asia Ltd.; account supervisor at 3M Service Center APAC; Accounting Manager at SM Retail, Inc; as well as Senior Operations Manager at Hinduja Global Solutions Eastwood.  Mr. Arandia has an accounting degree from University of Philippines, as well as MBA from Ateneo De Manila University in 1995.

ITEM 9.01 EXHIBITS.

(d) Exhibits.

10.1	Shareholder’s Resolution Appointing New Director

10.2	Resignation of Betty Myers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7th, 2017

Perkins Oil & Gas Inc.

/s/ Sonny Arandia
By: Sonny Arandia, CEO

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